Cumulus Media Reports Operating Results for the Third Quarter 2024

Increased Digital Marketing Services Revenue by 38%, Total Digital Revenue by 8%

Reported Q3 Total Revenue of $204 Million, Down 1.8%, in Line with Pacing Guidance

ATLANTA, GA — November 1, 2024: Cumulus Media Inc. (NASDAQ: CMLS) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three and nine months ended September 30, 2024.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "During the third quarter, we delivered revenue and EBITDA in-line with pacing commentary and analyst estimates. Given the market challenges, we maintained our focus on what we can control. Specifically, we continued investing to drive growth in our digital businesses, including in digital marketing services which increased revenue nearly 40% in the quarter; capitalizing on areas of improvement in national and political ad spending; maximizing operating cash flow; and improving operating leverage through ongoing expense reductions."

Berner continued, "Looking forward, the advertising environment remains uncertain. Nonetheless, Cumulus has a valuable set of assets with which to navigate that uncertainty including: profitable and fast-growing digital businesses; a vast national platform that can reach audiences whenever and wherever they choose to listen; extensive feet-on-the-street local sales capabilities which allow us to walk product through the door; premium programming with particular strength in sports and news/talk; an extensive untapped audio library; and a leadership team with a strong track record of expense management and disciplined stewardship of capital. As we continue to execute against our priorities, we see many paths for leveraging these assets to maximize the value they produce for our shareholders."

Q3 Key Highlights:

•Posted total net revenue of $203.6 million, a decline of 1.8% year-over-year

•Generated digital revenue of $40.0 million, up 7.5% year-over-year
◦Grew digital marketing services by 38% driven by an increase in new customers, improved customer retention and higher average order size
◦Increased number of radio-only customers who also bought digital marketing services by 32% year-over-year
◦Increased digital revenue to 20% of total company revenue

•Recorded net loss of $10.3 million compared to net income of $2.7 million in Q3 2023 and Adjusted EBITDA(1) of $24.1 million compared to $26.9 million in Q3 2023

•Generated $3.9 million of cash from operations

•Reported total debt(2)(3) of $673.0 million, total debt at maturity(1)(2)(3) of $642.1 million, and net debt less total unamortized discount(1)(2)(3) of $590.0 million at September 30, 2024, including total debt due in 2026(3) of $23.9 million

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended September 30, 2024, the Company reported net revenue of $203.6 million, a decrease of 1.8% from the three months ended September 30, 2023, net loss of $10.3 million and Adjusted EBITDA of $24.1 million.

For the nine months ended September 30, 2024, the Company reported net revenue of $608.5 million, a decrease of 2.4% from the nine months ended September 30, 2023, net loss of $52.2 million and Adjusted EBITDA of $57.7 million.

As Reported	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	% Change
Net revenue	$203,598	$207,419	(1.8)%
Net (loss) income	$(10,321)	$2,722	N/A
Adjusted EBITDA	$24,051	$26,925	(10.7)%
Basic (loss) income per share	$(0.61)	$0.17	N/A
Diluted (loss) income per share	$(0.61)	$0.16	N/A

As Reported	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	% Change
Net revenue	$608,500	$623,247	(2.4)%
Net loss	$(52,174)	$(19,813)	(163.3)%
Adjusted EBITDA	$57,669	$67,930	(15.1)%
Basic loss per share	$(3.10)	$(1.13)	(174.3)%
Diluted loss per share	$(3.10)	$(1.13)	(174.3)%

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	% Change
Broadcast radio revenue:
Spot	$96,397	$105,890	(9.0)%
Network	42,564	40,360	5.5%
Total broadcast radio revenue	138,961	146,250	(5.0)%
Digital	40,020	37,215	7.5%
Other	24,617	23,954	2.8%
Net revenue	$203,598	$207,419	(1.8)%

As Reported	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	% Change
Broadcast radio revenue:
Spot	$288,776	$310,668	(7.0)%
Network	126,032	130,355	(3.3)%
Total broadcast radio revenue	414,808	441,023	(5.9)%
Digital	113,864	106,842	6.6%
Other	79,828	75,382	5.9%
Net revenue	$608,500	$623,247	(2.4)%

Balance Sheet Summary (dollars in thousands):

	September 30, 2024	December 31, 2023
Cash and cash equivalents	$52,154	$80,660
Term Loan due 2026 (3)	$1,203	$329,510
Senior Notes due 2026 (3)	$22,697	$346,245
Term Loan due 2029 (2) (3)	$327,205	$—
Senior Notes due 2029 (2) (3)	$321,889	$—

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
Capital expenditures	$3,328	$7,051

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Capital expenditures	$15,881	$21,026

(1)Adjusted EBITDA, total debt at maturity and net debt less total unamortized discount are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see "Non-GAAP Financial Measures."
(2)The exchange offer was accounted for as a debt modification resulting in a prospective yield adjustment and the carrying value was not changed. The $33.1 million difference between the principal amounts exchanged and the resulting principal amounts will be amortized to interest expense (thereby reducing interest expense) over the life of the debt. As of September 30, 2024, $15.4 million and $15.5 million of unamortized difference for the Term Loan due 2029 and the Senior Notes due 2029, respectively, remain.
(3)Excludes any debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM ET to discuss its third quarter 2024 operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 535839. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 400 owned-and-operated radio stations across 84 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, Infinity Sports Network, AP News, the Academy of Country Music Awards, and many other world-class partners across more than 9,800 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is a financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit agreements.

In determining Adjusted EBITDA, we exclude the following from net (loss) income: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure total debt at maturity which is total debt principal, gross, less total unamortized debt discount. In addition, the Company presents the non-GAAP financial measure net debt less total unamortized discount which is total debt at maturity less cash and cash equivalents. Management believes that total debt at maturity and net debt less total unamortized discount are important measures to monitor leverage and evaluate the balance sheet.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding the impact of political revenue, total debt at maturity, and net debt less total unamortized discount as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$203,598	$207,419	$608,500	$623,247
Operating expenses:
Content costs	76,368	76,740	235,056	238,939
Selling, general & administrative expenses	93,890	91,834	283,009	280,536
Depreciation and amortization	14,721	13,950	44,270	43,780
Corporate expenses	10,430	12,243	35,182	36,740
Stock-based compensation expense	1,049	1,471	3,457	4,089
Restructuring costs	357	2,212	4,475	13,219
Debt exchange costs	98	—	16,369	—
Loss (gain) on sale of assets or stations	6	(8,614)	60	(15,895)
Total operating expenses	196,919	189,836	621,878	601,408
Operating income (loss)	6,679	17,583	(13,378)	21,839
Non-operating expense:
Interest expense	(17,043)	(17,862)	(52,029)	(53,468)
Interest income	34	634	526	1,715
Gain on early extinguishment of debt	—	843	170	9,849
Other (expense) income, net	(32)	(26)	14,774	(312)
Total non-operating expense, net	(17,041)	(16,411)	(36,559)	(42,216)
(Loss) income before income taxes	(10,362)	1,172	(49,937)	(20,377)
Income tax benefit (expense)	41	1,550	(2,237)	564
Net (loss) income	$(10,321)	$2,722	$(52,174)	$(19,813)

The following tables reconcile net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
GAAP net (loss) income	$(10,321)	$2,722
Income tax benefit	(41)	(1,550)
Non-operating expense, including net interest expense	17,041	17,254
Depreciation and amortization	14,721	13,950
Stock-based compensation expense	1,049	1,471
Loss (gain) on sale or disposal of assets or stations	6	(8,614)
Gain on early extinguishment of debt	—	(843)
Restructuring costs	357	2,212
Debt exchange costs	98	—
Non-routine legal expenses	960	122
Franchise taxes	181	201
Adjusted EBITDA	$24,051	$26,925

As Reported	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
GAAP net loss	$(52,174)	$(19,813)
Income tax expense (benefit)	2,237	(564)
Non-operating expense, including net interest expense	36,729	52,065
Depreciation and amortization	44,270	43,780
Stock-based compensation expense	3,457	4,089
Loss (gain) on sale or disposal of assets or stations	60	(15,895)
Gain on early extinguishment of debt	(170)	(9,849)
Restructuring costs	4,475	13,219
Debt exchange costs	16,369	—
Non-routine legal expenses	1,848	298
Franchise taxes	568	600
Adjusted EBITDA	$57,669	$67,930

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
As reported net revenue	$203,598	$207,419
Political revenue	(4,379)	(826)
As reported net revenue, excluding impact of political revenue	$199,219	$206,593

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
As reported Adjusted EBITDA	$24,051	$26,925
Political EBITDA	(3,941)	(744)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$20,110	$26,181

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
As reported net revenue	$608,500	$623,247
Political revenue	(8,487)	(1,733)
As reported net revenue, excluding impact of political revenue	$600,013	$621,514

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
As reported Adjusted EBITDA	$57,669	$67,930
Political EBITDA	(7,638)	(1,560)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$50,031	$66,370

The following table reconciles total debt principal, gross, the most directly comparable financial measure calculated and presented in accordance with GAAP, to total debt at maturity and net debt less total unamortized discount (dollars in thousands):

	As of September 30,
	2024	2023
Total debt principal, gross	$672,994	$675,755
Less: Total unamortized discount	(30,877)	—
Total debt at maturity	642,117	675,755
Less: Cash and cash equivalents	(52,154)	(82,807)
Net debt less total unamortized discount	$589,963	$592,948